Exhibit 99.1

Simulations Plus Reports Third Quarter Fiscal 2026 Financial Results

RESEARCH TRIANGLE PARK, NC, July 9, 2026 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus” or the “Company”), a global leader in model-informed and AI-accelerated drug development that advances biopharma innovation, today reported financial results for its third quarter fiscal 2026, ended May 31, 2026.

Third Quarter 2026 Financial Highlights (as compared to third quarter 2025)

•Total revenue increased 7% to $21.9 million
•Software revenue was flat at $12.6 million, representing 58% of total revenue
•Services revenue increased 20% to $9.3 million, representing 42% of total revenue
•Gross profit was $15.1 million and gross margin was 69%, compared to $13.0 million and 64%
•Net income of $3.6 million and diluted earnings per share of $0.18, compared to net loss of $67.3 million and diluted losses per share of $3.35
•Adjusted EBITDA of $7.9 million, representing 36% of total revenue, compared to $7.4 million, representing 37% of total revenue
•Adjusted net income of $6.1 million and adjusted diluted EPS of $0.30 compared to adjusted net income of $9.0 million and adjusted diluted EPS of $0.45

Nine Months 2026 Financial Highlights (as compared to nine months 2025)

•Total revenue increased 5% to $64.6 million
•Software revenue decreased 2% to $36.1 million, representing 56% of total revenue
•Services revenue increased 14% to $28.5 million, representing 44% of total revenue
•Gross profit was $42.2 million and gross margin was 65%, compared to $36.4 million and 59%
•Net income of $8.8 million and diluted earnings per share of $0.43, compared to net loss of $64.0 million and diluted losses per share of $3.19
•Adjusted EBITDA of $20.2 million, representing 31% of total revenue, compared to $18.5 million, representing 30% of total revenue
•Adjusted net income of $15.7 million and adjusted diluted EPS of $0.78, compared to $18.7 million and adjusted diluted EPS of $0.93

Management Commentary

“We delivered solid third quarter results, with revenue increasing 7%, highlighted by strength in our services revenue, which grew 20%, while software revenue was flat year over year,” said Shawn O'Connor, Chief Executive Officer of Simulations Plus. “Our performance reflects the resilience of our business model and the value our solutions provide to clients across the drug development lifecycle.”

“Subsequent to quarter end, on June 15, 2026, we entered into a definitive merger agreement to be acquired by affiliates of Altaris, LLC (“Altaris”). We believe the transaction better positions Simulations Plus to further advance its scientific leadership and expand the impact of our model-informed and AI-enabled solutions. As we move toward the expected closing in the fourth quarter of calendar 2026, we remain focused on delivering for our clients and executing at a high level throughout this transition.”

Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures,” which are measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

A further explanation and reconciliation of these non-GAAP financial measures is included below and in the financial tables in this release.

The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes, and in the calculation of performance-based compensation. Adjusted EBITDA and Adjusted Diluted EPS represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted Diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income, operating income, or diluted EPS as indicators of our operating performance or to net cash provided by operating activities as a measure of our liquidity. We believe the Company’s Adjusted EBITDA and Adjusted Diluted EPS measures provide information that is directly comparable to that provided by other peer companies in our industry, but other companies may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA

Adjusted EBITDA represents net income excluding the effect of interest expense (income), provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, loss (gain) on currency exchange, impairment charges, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense, and other items not indicative of our ongoing operating performance.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share exclude the effect of amortization, equity-based compensation expense, loss (gain) on currency exchange, impairment charges, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as the income tax provision adjustment for such charges.

The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately.

About Simulations Plus, Inc.
Simulations Plus is a global leader in model-informed and AI-accelerated drug development. We create value for our clients by accelerating the discovery, development, and commercialization of pharmaceuticals and other products through innovative science-based software and consulting solutions. For more information, visit www.simulations-plus.com.

Forward-Looking Statements
Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “will”, “can”, “expect,” “anticipate,” and similar expressions (or the negative of such terms, as well as other words or expressions referencing future events, conditions, or circumstances) mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Forward-looking statements include but are not limited to statements regarding the effects of the definitive merger agreement, the anticipated closing date, and our fiscal year 2026 guidance. These forward-looking statements are based on current assumptions and expectations that involve risks and uncertainties that could cause the actual results to differ materially from those expressed or implied. Factors that could cause or contribute to such differences include, but are not limited to: effectiveness of our internal operational structure, our ability to maintain our competitive advantages and commercialize AI and cloud-enabled solutions, evolving regulatory and data privacy standards governing AI technologies, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly, annual, and current reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per common share and common share data)	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Revenues
Software	$12,608	$12,615	$36,126	$36,814
Services	9,278	7,748	28,472	24,905
Total revenues	21,886	20,363	64,598	61,719
Cost of revenues
Software	1,513	2,540	4,573	7,765
Services	5,246	4,791	17,864	17,577
Total cost of revenues	6,759	7,331	22,437	25,342
Gross profit	15,127	13,032	42,161	36,377
Operating expenses
Research and development	3,406	1,216	9,856	5,207
Sales and marketing	2,538	2,680	8,647	9,248
General and administrative	4,684	6,141	12,816	16,089
Impairments	—	77,221	—	77,221
Total operating expenses	10,628	87,258	31,319	107,765
Income (loss) from operations	4,499	(74,226)	10,842	(71,388)
Other income, net	307	182	820	1,122

Income (loss) before income taxes	4,806	(74,044)	11,662	(70,266)
Income tax (expense) benefit	(1,231)	6,727	(2,876)	6,229
Net income (loss)	$3,575	$(67,317)	$8,786	$(64,037)

Earnings per share
Basic	$0.18	$(3.35)	$0.44	$(3.19)
Diluted	$0.18	$(3.35)	$0.43	$(3.19)

Weighted-average common shares outstanding
Basic	20,209	20,113	20,170	20,092
Diluted	20,239	20,113	20,233	20,092

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	10	41	15	(27)
Unrealized (losses) gains on available-for-sale securities	(8)	—	(14)	4
Comprehensive income (loss)	$3,577	$(67,276)	$8,787	$(64,060)

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per common share and common share data)	May 31, 2026	August 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$35,324	$30,853
Accounts receivable, net of allowance for credit losses of $59 and $187	17,202	9,717
Prepaid income taxes	263	1,777
Prepaid expenses and other current assets	7,670	7,702
Short-term investments	14,666	1,500
Total current assets	75,125	51,549
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $24,187 and $21,863	11,203	11,117
Property and equipment, net	513	880
Operating lease right-of-use assets	395	407
Intellectual property, net of accumulated amortization of $9,822 and $9,021	5,396	6,197
Other intangible assets, net of accumulated amortization of $5,127 and $4,399	11,074	11,896
Goodwill	43,717	43,717
Deferred tax assets, net	4,168	4,774
Other assets	1,385	1,399
Total assets	$152,976	$131,936
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,234	$470
Accrued compensation	4,888	2,010
Accrued expenses	1,054	1,343
Operating lease liability - current portion	112	206
Deferred revenue	5,278	2,696
Total current liabilities	13,566	6,725
Long-term liabilities
Operating lease liability - net of current portion	375	410
Total liabilities	13,941	7,135
Commitments and contingencies
Shareholders' equity
Preferred stock, $0.001 par value — 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value; 50,000,000 shares authorized, 20,216,438 and 20,137,480 shares issued and outstanding as of May 31, 2026, and August 31, 2025	20	20
Additional paid-in capital	164,863	159,416
Accumulated deficit	(25,578)	(34,364)
Accumulated other comprehensive loss	(270)	(271)
Total shareholders' equity	139,035	124,801
Total liabilities and shareholders' equity	$152,976	131,936

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income (loss) (1)
(Unaudited)

	Three months ended		Nine months ended
(in thousands)	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net income (loss)	$3,575	$(67,317)	$8,786	$(64,037)
Excluding:
Interest income and expense, net	(344)	(170)	(899)	(483)
Provision for income taxes	1,231	(6,727)	2,876	(6,229)
Depreciation and amortization	1,368	2,318	4,261	6,857
Stock-based compensation	1,557	1,279	4,525	4,425
Loss on currency exchange	43	(35)	85	(22)
Impairments	—	77,221	—	77,221
(Income) loss from disposal of fixed assets	(6)	23	(6)	23
Change in value of contingent consideration	—	—	—	(640)
Reorganization expense	4	845	4	1,260
Mergers & Acquisitions expense	462	—	527	133
Adjusted EBITDA	$7,890	$7,437	$20,159	$18,508
(1) Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS (1)
(Unaudited)

	Three months ended		Nine months ended
(in thousands, except Diluted EPS and Adjusted Diluted EPS)	May 31, 2026	May 31, 2025	May 31, 2026	May 31, 2025
Net income (loss)	$3,575	$(67,317)	$8,786	$(64,037)
Excluding:
Amortization	1,340	2,165	4,059	6,425
Stock-based compensation	1,557	1,279	4,525	4,425
(Gain) loss on currency exchange	43	(35)	85	(22)
Mergers & Acquisitions expense	462	—	527	133
Change in value of contingent consideration	—	—	—	(640)
Reorganization expense	4	845	4	1,260
Impairments	—	77,221	—	77,221
(Income) loss from disposal of fixed assets	(6)	23	(6)	23
Tax effect on above adjustments	(877)	(5,153)	(2,267)	(6,119)
Adjusted Net income	$6,098	$9,028	$15,713	$18,669
Weighted-avg. common shares outstanding:
Diluted weighted-avg. common shares outstanding	20,239	20,113	20,233	20,092

Diluted EPS	$0.18	$(3.35)	$0.43	$(3.19)
Adjusted Diluted EPS	$0.30	$0.45	$0.78	$0.93
(1) Numbers may not add due to rounding